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                                  EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITOR


                  I hereby consent to the reference to my firm under the caption "Experts" and to the use of my report on financial statements for the years ended December 31, 1996 and 1995 dated June 2, 1997 in the Registration Statement (Form SB-2) and the related Prospectus of Harvard Scientific Corp., and to the addition of Supplemental Schedules V and VI for the years ended December 31, 1996 and 1995 in such Registration Statement and Prospectus, which are incorporated by reference in this Registration Statement on Form S-8 and the Prospectus related thereto.



                                                     /W. Dale McGhie,/
                                                     --------------------------
                                                     W. Dale McGhie, CPA

DATED:  November 3, 1997
        Reno, Nevada


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